SHAREHOLDER RESPONSE SUMMARY REPORT             Page 1
                        VOYAGEUR ASSET MANAGEMENT
                     GREAT HALL TAX-FREE MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    1. To approve the election of the following individuals to the board of directors of the Company:

                                 T. Geron Bell

    Affirmative         535,418,299.250          53.698%           97.258%
    Withhold             15,095,607.110           1.514%            2.742%


    TOTAL               550,513,906.360          55.212%          100.000%

                                Lucy Hancock Bode

    Affirmative         534,671,244.960          53.623%           97.122%
    Withhold             15,842,661.400           1.589%            2.878%


    TOTAL               550,513,906.360          55.212%          100.000%

                                Leslie H. Garner, Jr.

    Affirmative         535,401,813.820          53.696%           97.255%
    Withhold             15,112,092.540           1.516%            2.745%


    TOTAL               550,513,906.360          55.212%          100.000%

                                Ronald James

    Affirmative         535,432,372.520          53.699%           97.260%
    Withhold             15,081,533.840           1.513%            2.740%


    TOTAL               550,513,906.360          55.212%          100.000%

                                Michael T. Lee

    Affirmative         535,297,322.290          53.686%           97.236%
    Withhold             15,216,584.070           1.526%            2.764%


    TOTAL               550,513,906.360          55.212%          100.000%

                                John A. MacDonald

    Affirmative         535,207,981.790          53.677%           97.220%
    Withhold             15,305,924.570           1.535%            2.780%


    TOTAL               550,513,906.360          55.212%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 2
                        VOYAGEUR ASSET MANAGEMENT
                     GREAT HALL TAX-FREE MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

                                H. David Rybolt

    Affirmative         535,449,073.640          53.701%           97.263%
    Withhold             15,064,832.720           1.511%            2.737%


    TOTAL               550,513,906.360          55.212%          100.000%

                                James R. Seward

    Affirmative         535,200,646.320          53.676%           97.218%
    Withhold             15,313,260.040           1.536%            2.782%


    TOTAL               550,513,906.360          55.212%          100.000%

                                Jay H. Wein

    Affirmative         535,222,339.490          53.678%           97.222%
    Withhold             15,291,566.870           1.534%            2.778%


    TOTAL               550,513,906.360          55.212%          100.000%

    2. To approve an Agreement and Plan of Reorganization, pursuant to which the Fund would be reorganized as a separate portfolio of the Tamarack Funds Trust, a newly-created Delaware statutory trust.

    Affirmative         517,949,811.310          51.946%           94.085%
    Against              19,070,813.660           1.912%            3.464%
    Abstain              13,493,281.390           1.354%            2.451%


    TOTAL               550,513,906.360          55.212%          100.000%

    3. To approve the modification/reclassification of certain fundamental investment policies/restrictions. Modification of policies that must remain fundamental:

     3.A Diversification

    Affirmative         511,277,870.920          51.277%           92.873%
    Against              19,142,589.060           1.919%            3.477%
    Abstain              20,093,446.380           2.016%            3.650%


    TOTAL               550,513,906.360          55.212%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 3
                        VOYAGEUR ASSET MANAGEMENT
                     GREAT HALL TAX-FREE MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    3.B Borrowing

    Affirmative         510,918,155.110          51.241%           92.807%
    Against              19,516,694.090           1.957%            3.546%
    Abstain              20,079,057.160           2.014%            3.647%


    TOTAL               550,513,906.360          55.212%          100.000%

    3.C Senior Securities

    Affirmative         511,426,942.300          51.292%           92.900%
    Against              18,995,888.240           1.905%            3.450%
    Abstain              20,091,075.820           2.015%            3.650%


    TOTAL               550,513,906.360          55.212%          100.000%

    3.D Underwriting Securities

    Affirmative         511,403,464.330          51.289%           92.896%
    Against              19,018,699.110           1.908%            3.454%
    Abstain              20,091,742.920           2.015%            3.650%


    TOTAL               550,513,906.360          55.212%          100.000%

    3.E Real Estate

    Affirmative         511,153,774.250          51.264%           92.850%
    Against              19,275,584.960           1.933%            3.502%
    Abstain              20,084,547.150           2.015%            3.648%


    TOTAL               550,513,906.360          55.212%          100.000%

    3.F Making Loans

    Affirmative         511,175,490.340          51.266%           92.854%
    Against              19,253,868.870           1.931%            3.498%
    Abstain              20,084,547.150           2.015%            3.648%


    TOTAL               550,513,906.360          55.212%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 4
                        VOYAGEUR ASSET MANAGEMENT
                     GREAT HALL TAX-FREE MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    3.G Concentration of Investments

    Affirmative         511,075,389.250          51.256%           92.836%
    Against              19,342,032.230           1.940%            3.514%
    Abstain              20,096,484.880           2.016%            3.650%


    TOTAL               550,513,906.360          55.212%          100.000%

    3.H Commodities

    Affirmative         510,307,246.860          51.179%           92.697%
    Against              19,849,266.130           1.991%            3.605%
    Abstain              20,357,393.370           2.042%            3.698%


    TOTAL               550,513,906.360          55.212%          100.000%

    Reclassification of certain policies/restrictions as non-fundamental:

     3.I Pledging, Mortgaging and Hypothecating

    Affirmative         509,366,766.790          51.085%           92.526%
    Against              20,284,681.960           2.034%            3.684%
    Abstain              20,862,457.610           2.093%            3.790%


    TOTAL               550,513,906.360          55.212%          100.000%

    3.J Investments for Control

    Affirmative         509,053,135.580          51.053%           92.469%
    Against              20,614,184.140           2.068%            3.744%
    Abstain              20,846,586.640           2.091%            3.787%


    TOTAL               550,513,906.360          55.212%          100.000%

    3.K Investments in Other Investment Companies

    Affirmative         509,704,498.690          51.119%           92.587%
    Against              19,934,943.130           1.999%            3.621%
    Abstain              20,874,464.540           2.094%            3.792%


    TOTAL               550,513,906.360          55.212%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 5
                        VOYAGEUR ASSET MANAGEMENT
                     GREAT HALL TAX-FREE MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    3.L Writing and Selling Options

    Affirmative         508,861,056.870          51.034%           92.434%
    Against              20,792,807.880           2.086%            3.777%
    Abstain              20,860,041.610           2.092%            3.789%


    TOTAL               550,513,906.360          55.212%          100.000%

    3.M Margin Activities and Short Selling

    Affirmative         508,907,022.950          51.039%           92.442%
    Against              20,771,371.480           2.083%            3.773%
    Abstain              20,835,511.930           2.090%            3.785%


    TOTAL               550,513,906.360          55.212%          100.000%

    3.N Unseasoned Companies

    Affirmative         508,881,546.980          51.036%           92.438%
    Against              20,777,059.730           2.084%            3.774%
    Abstain              20,855,299.650           2.092%            3.788%


    TOTAL               550,513,906.360          55.212%          100.000%

    3.O Investments in Equity Securities

    Affirmative         509,725,573.990          51.121%           92.591%
    Against              19,925,637.140           1.998%            3.619%
    Abstain              20,862,695.230           2.093%            3.790%


    TOTAL               550,513,906.360          55.212%          100.000%

    3.P Investments in Non-Municipal Obligations

    Affirmative         509,309,343.640          51.079%           92.515%
    Against              20,404,584.030           2.047%            3.707%
    Abstain              20,799,978.690           2.086%            3.778%


    TOTAL               550,513,906.360          55.212%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 6
                        VOYAGEUR ASSET MANAGEMENT
                     GREAT HALL TAX-FREE MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    4. To ratify the selection of Deloitte & Touche LLP as the independent auditors of the Fund for the current fiscal year.

    Affirmative         528,360,754.420          52.990%           95.976%
    Against              12,929,293.410           1.297%            2.349%
    Abstain               9,223,858.530            .925%            1.675%


    TOTAL               550,513,906.360          55.212%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 7
                        VOYAGEUR ASSET MANAGEMENT
                     GREAT HALL TAX-FREE MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------


    ** FUND TOTALS:             SHARES

    RECORD TOTAL       997,098,154.400

    VOTED SHARES       550,513,906.360

    PERCENT PRESENT             55.212%

                                                            C37